Exhibit 10.3

CUSTODIAN AGREEMENT

CUSTODIAN AGREEMENT made on the 9th day of September, 2011.

BETWEEN:	APMEX PHYSICAL - 1 OZ. GOLD REDEEMABLE TRUST (hereinafter referred to as the “Fund”) by its trustee, COMPUTERSHARE TRUST COMPANY OF CANADA (the “Trustee”)

- and -

RBC DEXIA INVESTOR SERVICES TRUST, a trust company incorporated under the laws of Canada (the “Custodian”)

WHEREAS the Fund wishes to retain the Custodian to act as custodian of the Property credited from time to time to accounts maintained for the benefit of the APMEX Physical — 1 Oz. Gold Redeemable Trust and to provide safekeeping and custodial services in respect of such Property in accordance with the terms of this Agreement;

AND WHEREAS pursuant to the Management Agreement, the Trustee has delegated certain of its duties, powers and authorities to the Manager including the power and authority to direct the Custodian with respect to all ongoing day to day custody services provided to the Fund in accordance with the terms of this Agreement;

AND WHEREAS the Custodian has agreed to act as custodian for the Fund and to provide safekeeping and custodial services in respect of such Property pursuant to the terms of this Agreement;

NOW THEREFORE, in consideration of the premises and of the mutual agreements set forth in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the parties), it is agreed between the parties as follows:

SECTION 1

CUSTODIAL SERVICES

Section 1.1            Definitions

In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the meanings ascribed to them below:

(a)                                  “Account” means one or more securities accounts in the name of the Fund maintained with the Custodian, to which Property held hereunder may be credited;

(b)                                 “Affiliate” shall have the meaning set forth in the Canada Business Corporations Act and any successor legislation thereto as amended and in effect from time to time;

(c)                                  “Agent” means any agent, including but not limited to any service provider, advisor or other entity appointed by the Custodian to assist in providing services under this Agreement, and includes, where applicable, Affiliates and subsidiaries of the Custodian;

(d)                                 “Applicable Law” means any existing or future laws, regulations, policies or orders made and promulgated under statutory authority by any Canadian governmental or regulatory body, commission or agency as applicable in the context, all as the same may be amended and in effect from time to time, including without limitation, Securities Legislation and the Tax Act;

(e)                                  “Business Day” means any day on which NYSE ARCA and/or the Toronto Stock Exchange is open for business;

(f)                                    “Contractual Settlement Date” has the meaning given in Section 1.12;

(g)                                 “Corporate Actions” means any conversion privileges, subscription rights, warrants or other rights or options available in connection with any Property, including those relating to the reorganization, recapitalization, takeover, consolidation, amalgamation, merger, liquidation, filing for or declaration of bankruptcy, or plans of arrangement of any corporation or association;

(h)                                 “Depository” means any authorized domestic or foreign depository or clearing or settlement agency or system, including a transnational book-based system, and shall include CDS Clearing and Depository Services Inc. and the Depository Trust Company and their respective successors and assigns;

(i)                                     “Directions” shall mean, all directions, notices, requests, instructions and any other communications by the Manager or any Investment Manager or, if otherwise required hereunder, by the Fund acting by the Trustee, all given to the Custodian in accordance with Section 2;

(j)                                     “Fund” means the fund as set out in the first recital of this Agreement, as the same may be supplemented from time to time;

(k)                                  “Investment Manager” means any person or entity designated by the Manager pursuant to Section 1.14;

(l)                                     “Management Agreement” means the management agreement between the Manager and the Fund dated March 10, 2011;

(m)                               “Manager” means APMEX Precious Metals Management Services, Inc.;

(n)                                 “Obligations” means collectively all of the obligations, liabilities and indebtedness of the Fund to the Custodian from time to time, whether present or future, absolute or contingent, liquidated or unliquidated, of whatsoever nature or kind, in any currency or otherwise, including without limitation any unpaid fees, disbursements and expenses, and any indemnification, borrowings and overdraft amounts, arising pursuant to this Agreement and under any transaction or arrangement entered into in connection herewith or otherwise with or for the benefit of the Fund, including any foreign exchange or similar transaction however defined and documented including under any ISDA Master Agreement or similar document, any securities lending transactions, and any administrative services provided by the Custodian in any capacity;

(o)                                 “Property” at any time, means any property (including all assets, securities, cash, precious metals consisting of American Gold Eagle bullion coins, Canadian Gold Maple leaf bullion coins, gold bullion bars and rounds (collectively “Gold Coins”), currencies and all rights thereto) of the Fund paid or delivered by the Fund to, and accepted by, the Custodian from time to time for credit to an Account, including any funds realized from the distribution of units of the Fund, and any additions thereto, substitutions, proceeds, earnings and profits, less any authorized payments therefrom;

(p)                                 “Securities Legislation” means the laws, regulations, rules, requirements and policies of the Ontario Securities Commission and equivalent regulatory authorities in each province and territory of Canada;

(q)                                 “Tax Act” means the Income Tax Act (Canada) and the regulations, rules, and policies promulgated thereunder, as amended from time to time;

(r)                                    “Voting Materials” means all proxies, proxy solicitation materials and other communications received by the Custodian relating to the Property that call for voting.

Section 1.2                                   Appointment by the Fund and Authority of the Manager

(a)                                  The Fund hereby appoints the Custodian, and the Custodian hereby accepts such appointment, as the custodian of the Property with responsibility for the safekeeping of the Property, subject to the terms of this Agreement.

(b)                                 As delegated to the Manager by the Trustee, the Manager has the power and authority to act for and on behalf of the Fund to direct the Custodian with respect to all ongoing day to day custody services provided for the Fund and any Property credited thereto in accordance with the terms of this Agreement.

Section 1.3                                   Subcustodians

(a)                                  The Custodian may appoint subcustodians (who may be affiliated with or otherwise related to the Custodian) and enter into subcustodian agreements on terms consistent with this Agreement, provided, however, that written consent to such appointment has been provided by the Fund, acting through the Manager.  For the purposes of this Agreement, such consent is deemed to have been obtained in respect of the appointment of those subcustodians which are part of the Custodian’s international network of subcustodians upon the Custodian providing the Manager with the Custodian’s terms and conditions of global custody services. Further, upon notice to the Manager on behalf of the Fund of the appointment of any additional subcustodians or any change in the Custodian’s international network, the Fund will be deemed to have consented to such appointment. As directed by the Manager, the Custodian shall appoint The Bank of Nova Scotia (“BNS”) as a sub-custodian of all Gold Coins owned by the Fund. Any change to the sub-custodian holding the Gold Coins shall require the prior approval of the Manager.

(b)                                 A subcustodian appointed by the Custodian shall be permitted to appoint a sub-subcustodian only upon the prior written consent of the Custodian and the Fund acting through the Manager and shall enter into sub subcustody agreements on terms consistent with this Agreement.

(c)                                  Adequate provision must be made in the subcustody agreements or sub-subcustody agreements for the Fund, acting directly or through the Custodian or subcustodian as the case may be, to enforce its rights in respect of the assets of the Fund which are held by the appointed subcustodian or sub-subcustodian.

(d)                                 Any subcustodian appointed by or under the authority of the Custodian shall meet any guidelines for acting as a subcustodian prescribed by securities regulatory authorities in Canada from time to time (the “guidelines”) and shall execute an agreement in a form that complies with the guidelines. The Custodian shall annually review this Agreement and all subcustodian agreements to determine if those agreements are in compliance with the guidelines, and shall also make reasonable enquiries as to whether each subcustodian satisfies the applicable requirements of the guidelines. The Custodian shall make or cause to be made, any changes as may be necessary to ensure that this Agreement and the subcustodian agreements are in compliance with the guidelines, and that all subcustodians of the Fund satisfy such applicable requirements.

(e)                                  Where required under Applicable Law, the Custodian shall, within 60 days following the end of each financial year of the Fund, advise the Manager on behalf of the Fund in writing of the names and addresses of all subcustodians of the Fund, whether this Agreement and the subcustodian agreements are in compliance with the guidelines, and whether, to the best of the knowledge and belief of the Custodian, each subcustodian satisfies the applicable requirements of the guidelines. Where required under Applicable Law, the Manager on behalf of the Fund shall deliver a copy of this report to the applicable securities regulatory authorities within 30 days after the filing of the annual financial statements of the Fund.

Section 1.4                                   Holding of Property

Except as otherwise provided herein, all Property shall be held in Canada by the Custodian or a duly appointed subcustodian, or outside Canada by the Custodian or a duly appointed subcustodian if appropriate to facilitate portfolio transactions of the Fund outside Canada, however, Gold Coins with a value equal to at least 60% of the net asset value of the Fund will at all times be stored in Canada. Property may also be held in accordance with Directions where permitted by Applicable Law.

Section 1.5                                   Depositories

The Custodian is also empowered to hold securities forming part of the Property through an account held with a Depository on the terms of business of the operators of such Depositories, and may effect settlement in accordance with the customary or established trading and processing practices and procedures in the jurisdiction or market in which any transaction in respect of the Property occurs. The Custodian shall be fully protected and absolved from any liability howsoever arising from effecting transactions in the foregoing manner except to the extent that such liability arises out of the Custodian’s breach of its standard of care in carrying out Directions in connection with any Depository.

Section 1.6                                   Depository Rules

Where Property is so held through a Depository, the Fund confirms that it will not assert any claim in respect of such Property which would be contrary to the rules and procedures of that Depository, and will not knowingly act in any way which could result in the Custodian being in breach of any rule or procedure of that Depository.

Section 1.7                                   Recording of Property

All Property shall at all times and in all circumstances be clearly recorded in the books and records of the Custodian so as to show that the beneficial ownership of the Property is vested in the Fund.

If Property is held by a subcustodian, such Property:

(a)                                  shall be identified in the books and records of the Custodian as being held on behalf of, or registered in the name of, the Fund by that subcustodian; and

(b)                                 shall be maintained and clearly recorded by the subcustodian in an account holding only property for customers of the Custodian, and shall be transferred or dealt with by the subcustodian only on the instructions of the Custodian.

In the event that a Depository is used to hold Property (other than Gold Coins), such Property shall be identified by that Depository in its books as being held for the account of the Custodian on behalf of its clients. In the event that a subcustodian uses a Depository to hold Property (other than Gold Coins), such Property shall be identified by that Depository in its books as being held for the account of the subcustodian on behalf of its clients.

The Custodian may commingle Property (other than Gold Coins) held in a Depository with property of other clients of the Custodian (but not with property held for the Custodian’s own account), in which case the Fund shall be entitled, in common with those other clients to its proportionate share of such commingled property so held and/or the rights thereto.

Section 1.8                                   Registration of Property

Property may be registered in the Custodian’s own name, in the name of a subcustodian appointed under this Agreement, in the name of a Depository, or any of their respective nominees, or in bearer form.

Section 1.9                                   Accounting

The Custodian shall account for all Property received by it, shall disburse or retain any income received thereon and/or capital pursuant to Directions and provide monthly statements of account in such format as may be agreed to by the parties. Additional statements as required to satisfy the requirements of any regulatory or administrative agencies will also be provided as requested by, and at the expense of, the Fund.  The Fund will within 60 days following the issue date of the statement give the Custodian written notice of any alleged omissions from or additions wrongly made to or inaccurate entries in such statement.  The Fund agrees that at the end of the 60 day period the statement may be invoked by the Custodian as conclusive evidence without any further proof that, except as to any alleged errors of which the Custodian has been so notified, all the entries in the Fund’s statement are correct and subject to the above exception, the Custodian shall be free from all claims with respect thereto.

Section 1.10                            Withdrawal of Property

All Property held by the Custodian shall be surrendered only in accordance with Directions except as otherwise provided in this Agreement.  The Custodian shall have no duty or responsibility in respect of the application of the Property so withdrawn, or withdrawn on termination of this Agreement.

Section 1.11                            Services to be Performed by the Custodian

A.                                    Services Performed pursuant to Directions

The Custodian shall, on Direction:

(a)                                  settle on behalf of the Fund the purchase and sale of Property;

(b)                                 complete and process such Voting Materials and process Corporate Actions, provided that the Manager on behalf of the Fund has provided Directions to the Custodian within the time frames specified by the Custodian in any such Voting Materials or Corporate Action notice applicable thereto.  Where such Directions have not been provided by the Manager within such time frames, the Custodian will take no action except only in the case of Corporate Actions and where a default option exists, the Fund will receive such default option as outlined in the notice. In the event that such Directions are provided by the Manager after such time frames, the Custodian shall use reasonable efforts to process such Corporate Actions or Voting Materials but the Custodian shall have no liability for failure to process such Voting Materials or Corporate Actions;

(c)                                  borrow money against the security of the Property, provided that the Fund hereby authorizes the Custodian to pay the principal of and interest charged on such borrowing out of the Property and for such purpose to liquidate sufficient Property as the Custodian may in its sole discretion select in respect of the Fund, provided that any such action by the Custodian shall be taken in accordance with Section 3.3 herein;

(d)                                 settle the purchase, sale and exchange of contracts for derivative products, including without limitation:

(i)                                     any rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transactions (including options with respect to any of these transactions and any combination of these transactions);

(ii)                                  any repurchase transaction, reverse repurchase transaction or buy/sell back transaction;

(iii)                               forward contracts;

(iv)                              financial and/or stock index futures contracts;

(v)                                 contracts under which the rights and/or liabilities of the parties are determined by reference to a financial and/or stock index or securities or commodities;

(vi)                              contracts or other instruments or strategies the value of which is based upon the market price, value or level of an index or the market price or value of a security, commodity, economic indicator or financial instrument or bench mark, or the value of a specified account in which securities, commodities and/or derivative transactions or any combination of such transactions may be carried out; and

(vii)                           put and call options on securities, contracts, instruments, or derivative products; and

(viii)                        any transaction similar to any of those enumerated above that is currently or in the future becomes regularly entered into in the financial markets and that is a forward, swap, future or option on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or debt instruments, or economic indices or measures of economic risk or value;

whether or not such derivative products, contracts or transactions or any underlying interest are traded over-the-counter or on an exchange.

(e)                                  participate on behalf of the Fund in a securities lending program, in any jurisdiction in which securities are held hereunder, administered by the Custodian or its Affiliate in its separate capacity as an agent lender (the “Program”).

B.                                    Services to be performed without Directions

The Custodian may, without Direction:

(a)                                  enter into and settle foreign exchange transactions on behalf of the Fund or as principal for purposes of facilitating settlement of trades of Property or otherwise, and any such transactions may be entered into with such counterparties (including but not limited to the Custodian acting as principal) as the Custodian may choose in its sole discretion including its Affiliates, unless the Manager otherwise directs;

(b)                                 take all reasonable steps to collect and receive all income, principal, dividends and other payments and distributions when due in respect of any Property in its custody and promptly credit all cash receipts received by it for the account of the Fund;

(c)                                  with respect to Voting Materials, promptly forward, or arrange to have promptly forwarded, to the Manager (or such Investment Manager which the Manager has designated as having responsibility for a security which forms part of the Property) all Voting Materials which the Custodian receives;

(d)                                 with respect to Corporate Actions, promptly forward to the Manager or on Direction from the Manager, to an Investment Manager, a Corporate Action notice that contains a summary of information which is actually received by the Custodian from third party sources believed by the Custodian to be reliable, and request Directions with respect to such Corporate Action where required.  For greater certainty, other than as described in this paragraph and in paragraph 1.11 B. (c) above, the Custodian shall not be obligated to forward or summarize any other shareholder communications, including shareholder mailings, notices or reports, and the Custodian shall have no responsibility or liability for ensuring the accuracy or adequacy of such third party information contained in any such Voting Materials or Corporate Action notice;

(e)                                  in its sole discretion, advance monies by way of overdraft to the Fund for the purposes of settlement of portfolio transactions, on such terms and conditions as the Custodian may in its sole discretion determine, provided that, the Fund hereby authorizes the Custodian to pay the principal of and interest charged on any such advances out of the Property of the Fund and for such purpose to liquidate sufficient Property as the Custodian may in its sole discretion select in respect of the Fund, provided that any such action by the Custodian shall be taken in accordance with Section 3.3 herein; and

(f)                                    do all such acts, take all such proceedings and exercise all such rights and privileges, although not specifically mentioned in this Agreement, as the Custodian may deem necessary to carry out its rights and obligations under this Agreement.

Section 1.12         Contractual Settlement

The Custodian shall, in jurisdictions where settlement practices permit, credit the Property of the Fund, in connection with the receipt of interest or dividends or the sale or redemption of any security held hereunder, and debit the Property of the Fund, in connection with the purchase of any security, on the Contractual Settlement Date with respect thereto, whether or not such monies have been received, or payment made, by the Contractual Settlement Date.  However, if after a reasonable time (as determined by the Custodian) following the Contractual Settlement Date any such payment or receipt shall fail to take place for any reason other than the failure of the Custodian to make payment against delivery or delivery against payments, all related credits and debits shall be reversed and adjusted to reflect the failure of the transaction to take place.

“Contractual Settlement Date” means:

(a)                                  with respect to the purchase or sale of any bond or stock, the date the parties have contracted to settle the trade, provided the Custodian has received reasonable notice;

(b)                                 with respect to the purchase or sale of any short term money market investments, the date specified by the Manager at the time at which it gave instructions to the Custodian;

(c)                                  with respect to the maturity of a security, the maturity date; and

(d)                                 with respect to interest and dividend payments, the due date established by the payor.

Section 1.13         Cash Balances

The Custodian may retain uninvested cash balances from time to time on hand in the Fund and may, in its sole discretion hold such cash balances on deposit with a bank or such other deposit taking institution, including the Custodian or its Affiliates, in any jurisdiction in such interest bearing account as the Custodian in its sole discretion may determine.

Section 1.14         Investment Management

The Manager shall be responsible for any investment management of the Property and all investment decisions. For greater certainty, it is hereby confirmed that the Custodian shall have no responsibility for any trading of securities forming part of the Property, nor shall the Custodian have any responsibility for the investment management of the Property or for the investment decisions except for carrying out Directions.

The Fund hereby designates the Manager to manage the investment of some or all of the Property as identified by the Fund and to provide Directions to the Custodian with regard to the Property.  The Custodian may assume that the designation of the Manager continues in force until it receives written notice to the contrary from the Fund by way of Directions.

SECTION 2

DIRECTIONS AND COMMUNICATIONS

Section 2.1            Directions

All Directions shall be given in one of the methods authorized by Section 2.3 below and shall be given by an authorized officer, person or other representative of the Manager or, if otherwise required hereunder, the Fund acting by the Trustee, as the case may be.

The Fund and the Manager shall, from time to time, provide to the Custodian a certificate, substantially in the form set out in Schedule “A” hereto, signed by the Chief Executive Officer, President, a Vice-President or the Secretary of the Trustee or the Manager, as the case may be, stating the name(s)and title(s) of the authorized officer(s), person(s) or representative(s) authorized to act on behalf of the Fund or the Manager, as the case may be, together with specimen signatures of all such authorized officers, persons or representatives. The Fund and the Manager shall keep the Custodian informed as to any changes in its authorized signatories, and the Custodian shall be entitled to rely upon the identification of such persons as specified in each such certificate as the persons entitled to act on behalf of the Fund or the Manager for the purposes of this Agreement until a later certificate respecting the same is delivered to the Custodian.

Without limiting the foregoing, in the case of Directions sent through one of the Custodian’s secured access channels, including RBC Dexia Online, or sent directly between electromechanical or electronic terminals (including, subject to Section 2.7, the internet or unsecured lines of communication), the parties acknowledge that it may not be possible for such Directions to be executed, however the Custodian shall nevertheless be protected in relying on such Directions as if they were written Directions from the Fund or the Manager, as the case may be, executed by an authorized signatory of the Fund or the Manager, as the case may be.  The Custodian shall be entitled, without further inquiry or investigation, to assume that such Directions have been duly and properly issued by the Fund or the Manager, as the case may be, and that the sender(s) is/are duly authorized to act, and to provide Directions, on behalf of the Fund or the Manager, as case the may be.

Without limitation, the Custodian shall:

(a)                                  be fully protected in acting upon any Direction believed by it to be genuine and presented by the proper person(s); and

(b)                                 be under no duty to make any investigation or inquiry as to any statement contained in any such Direction but may accept such statement as conclusive evidence of the truth and accuracy of such statement.

Section 2.2            Limitations in respect of Directions

The Custodian shall act in accordance with Directions, and provided that it acts in accordance with Directions, shall be fully protected and absolved from any liability arising therefrom. Further, notwithstanding anything else in this Agreement, the Custodian shall not be required to comply with Directions to settle the purchase of any securities on behalf of the Fund unless there is sufficient cash in the Fund at the time, nor shall the Custodian be required to comply with Directions to settle the sale of any securities on behalf of the Fund unless such securities are in deliverable form.  If the Custodian is not provided with Directions when required hereunder, then the Custodian shall be fully protected and absolved from any liability arising from the failure to act in the absence of Directions.

Section 2.3            Methods of Communication

All communications hereunder (including, for greater certainty, the Directions) must be given by one of the following methods of communication:

•                                          personal or courier delivery;

•                                          prepaid ordinary mail;

•                                          authenticated facsimile;

•                                          facsimile;

•                                          S.W.I.F.T.;

•                                          one of the Custodian’s secured client access channels, including RBC Dexia Online;

•                                          directly between electromechanical or electronic terminals (including, subject to Section 2.7, the internet or unsecured lines of communication); or

•                                          telephone (subject to Section 2.5).

Communications should be addressed, as applicable, as follows:

(a)                                  in the case of the Custodian:

RBC Dexia Investor Services Trust

155 Wellington Street West, 5th Floor

P.O. Box 7500, Station “A”

Toronto, Ontario

M5W 1P9

Attention:	Head of Funds

Telephone:	(416) 974-5273
Facsimile:	(416) 955-1240

(b)                                 in the case of the Fund or the Manager:

APMEX Precious Metals Management Services, Inc.

226 Dean A. McGee Avenue

Oklahoma City, Oklahoma 73102

Attention:	Chief Executive Officer

Telephone:	(405) 595-2100 ext. 183
Facsimile:	(888) 845-6564

(c)                                  in the case of the Trustee:

Computershare Trust Company of Canada

100 University Avenue

9th Floor, North Tower

Toronto, ON M5J 2Y1

Attention:	Manager, Corporate Trust

Telephone:	(416) 263-9200
Facsimile:	(416) 981-9777

or at such other address and number as the party to whom such communication is to be given shall have last notified to the party giving the same in the manner provided in this Section.

Section 2.4                                   Deemed Delivery

Any communication delivered personally shall be deemed to have been given and received on the day it is so delivered (or if that day is not a Business Day, on the next succeeding Business Day).  Subject to disruptions in the postal service, any communication sent by prepaid ordinary mail shall be deemed to have been given and received on the fifth Business Day following the date of mailing.  Any communication given by authenticated telex, facsimile, S.W.I.F.T., one of the Custodian’s secured client access channels or directly between electromechanical or electronic terminals (including, subject to Section 2.7, the internet or unsecured lines of communication) shall be deemed to have been given and received on the Business Day it is transmitted provided that it was received before 3:00 p.m. (Toronto time), and, if received after 3:00 p.m. (Toronto time), it shall be deemed to have been given and received on the Business Day following the day of transmission provided in each case that confirmation of transmission is available from the party giving the communication.

Nothing in this Agreement shall create an obligation for the Custodian to constantly monitor its electronic communication equipment, provided that reasonable monitoring is performed within business hours of the Custodian where communications are sent and the Custodian will not be held liable for an omission to act from not receiving electronically transmitted communications (including, without limitation, Directions).  In the event of any disagreement as to whether electronic communications (including, without limitation, Directions) have been received by the Custodian, the sender will have the onus of proving that such electronic communications have been so received.

Section 2.5                                   Telephone Directions

With respect to telephone Directions, the Manager and the Fund shall endeavor to forward written Directions confirming such telephone Directions on the same day that such verbal Directions are given to the Custodian. The fact that such confirming written Directions are not received or that contrary Directions are received by the Custodian shall in no way affect the validity of any transactions effected by the Custodian on the basis of the telephone Directions.

Section 2.6                                   Recording of Telephone Communications

The Fund acknowledges and agrees that some or all telephone communications between the parties, including, without limitation, Directions, may be recorded by the Custodian.  In the event of any disagreement as to the content of any communication given by telephone, the Custodian’s recording may be submitted as evidence as to the contents of such communication.

Section 2.7                                   Internet

The Fund agrees and confirms, in connection with the services provided by the Custodian to the Fund, that the Custodian may forward reports and information to the Manager or the Fund and/or to their authorized agents, and may receive and act upon communications and instructions (including without limitation, Directions) received from the Manager or the Fund and/or their authorized agents, through use of the internet or any other electronic means of communication which is not secure.

The Fund agrees and acknowledges that the internet is not a secure or confidential means of communication, and that accordingly, there are certain risks inherent in its use. The Fund therefore agrees that the Custodian shall bear no responsibility or liability whatsoever for any errors and omissions, or direct, indirect or consequential losses or damages that are directly attributable to the use of the internet as a means of communication, including any losses or damages arising from viruses or worms, or the interception, tampering or breach of confidentiality of data or information transmitted which is not encrypted and authenticated in accordance with the Custodian’s encryption standards.

The Fund also agrees that the Custodian may rely and act upon any email instructions or Directions received via the internet from the Manager or the Fund, without the Custodian having to take any further actions of any kind to verify or otherwise ascertain the validity of such instructions or Directions, and any such instructions or Directions shall be binding on the Fund on whose behalf the e-mail instructions or Directions shall have been given and that the Fund shall  not make any claim or take any action or proceedings against the Custodian for any losses or damages whatsoever suffered by reason of the Custodian accepting and acting upon such instructions or Directions.

SECTION 3

FEES, EXPENSES AND RIGHT OF SET-OFF

Section 3.1                                   Fees

Commencing at the time of the closing of the Fund’s initial public offering, (i) in consideration of the services provided by the Custodian hereunder, the Custodian shall be paid such compensation as may from time to time be agreed upon in writing between the Fund and the Custodian and (ii) the Custodian shall be reimbursed for any reasonable disbursements and expenses incurred in the performance of its duties hereunder.

Section 3.2                                   Statements

The Custodian shall send to the Fund and the Manager itemized statements setting out the amount of all compensation, disbursements and expenses provided for in Section 3.1, and such amounts shall be due and payable within thirty days after the date on which such invoice was sent by the Custodian to the Fund and the Manager.

Section 3.3                                   Right of Deduction and Set-off

If and to the extent that at any time any Obligations owing to the Custodian hereunder are past due and unpaid, in addition to any right or remedy that the Custodian may otherwise have hereunder or under any Applicable Law, the Custodian is hereby authorized, in its discretion (upon reasonable notice in the circumstances to the Fund and the Manager and in accordance with Applicable Law), both before and after demand or judgment, and whether or not default has occurred hereunder:

(a)                                  to deduct any cash portion of the Property (which, for the purposes of this Section shall include any account with any third party with whom cash has been deposited by the Custodian on behalf of the Fund) to satisfy any Obligations due and owing; and

(b)                                 to sell, as agent of the Fund, any Property on such terms as the Custodian thinks fit in its discretion and set-off and deduct from the proceeds of any such sale to satisfy any Obligations due and owing and credit any surplus remaining thereafter to the Account of the Fund.

For purposes of the foregoing Section 3.3, the Fund covenants that it will not grant a security interest to any third party.

Section 3.4                                   Right to Withhold Services Pending Payment

Notwithstanding any other provision of this Agreement, the Custodian, acting reasonably, shall not be obliged to act upon any Directions (including the delivery of any Property to any person) until all Obligations past due and owing have been paid in full. The Custodian shall give the Fund and the Manager notice of its decision not to act as soon as practicable thereafter.

SECTION 4

STANDARD OF CARE

Section 4.1                                   Standard of Care

The Custodian or any appointed subcustodian, in carrying out its duties in respect of the safekeeping of, and dealing with, the Property, shall exercise:

(a)                                  the degree of care, diligence and skill that a reasonably prudent person would exercise in the circumstances; or

(b)                                 at least the same degree of care as it exercises with respect to its own property of a similar kind, if this is a higher degree of care than the degree of care referred to in paragraph (a).

Section 4.2                                   Liability of the Custodian

Except to the extent that the Custodian has not complied with Section 4.1, the Custodian shall not be liable for any act or omission in the course of, or connected to, rendering services hereunder or for loss to, or diminution of, the Property. In no event shall the Custodian be liable for any indirect, consequential or special damages, including but not limited to loss of reputation, goodwill or business.

Section 4.3                                   Limitation of Responsibility

For greater certainty, and except to the extent that the Custodian has breached the standard of care set out in Section 4.1 of this Agreement, the Custodian shall not be responsible for:

(a)                                  the authenticity of any Property consisting of Gold Coins (including, without limitation, the amount, weight, purity, contents or any assaying thereof) or the validity of title to any Property which the Custodian did not arrange itself to have appropriately registered;

(b)                                 any act or omission required or demanded by any governmental, taxing, regulatory or other competent authority in any country in which all or part of the Property is held or which has jurisdiction over the Custodian or the Fund;

(c )                               any loss resulting from official action (including nationalisation and expropriation), currency restrictions or devaluations, acts or threat of war or terrorism, insurrection, revolution or civil disturbance, acts of God, strikes or work stoppages by third parties, inability of any Depository or other settlement system to settle transactions, interruptions in postal; telephone, telex and/or other communication systems or in power supply, the failure of any third party appointed by the Manager on behalf of the Fund to fulfil its obligations hereunder, or any other event or factor beyond the reasonable control of the Custodian;

(d)                                 any failure to act on Directions, if the Custodian reasonably believed that to do so might result in breach of any Applicable Law or regulation (whether or not having the force of law) or the terms of this Agreement (but no duty of the Custodian to comply with any such law or regulation, or in respect of this Agreement, shall be implied from the foregoing);

(e)                                  any Property which it does not hold or which is not directly controlled by it, its Affiliates or its appointed Agents (including sub-custodians);

(f)                                    any monitoring of the value of Gold Coins to be stored in Canada or outside Canada in accordance with Section 1.4 hereof;

(g)                                 any compliance, reporting or filings in accordance with applicable Securities Legislation (other than any required compliance thereunder by the Custodian with respect to its duties and obligations as the custodian of the Fund) or applicable securities legislation or tax laws, regulations, rules or policies of the United States of America that apply to the Fund; or

(h)                                 any ongoing monitoring of the investment objectives or restrictions or any risks factors related thereto.

Section 4.4                                   Indemnification of the Custodian

The Custodian, its directors, officers, and employees (collectively, the “Indemnified Parties”), shall at all times be indemnified and saved harmless by the Fund from and against all taxes, duties, charges, costs, expenses, damages, claims, actions, demands and any other liability whatsoever to which the Indemnified Parties, or any of them, may be come subject, including legal fees and expenses, in respect of anything done or omitted to be done in connection with this Agreement, except to the extent occasioned by the negligence, wilful misconduct or lack of good faith of any Indemnified Party or any breach by the Custodian of its standard of care.  For greater certainty, the foregoing does not make the commencement of formal legal proceedings a precondition for indemnification hereunder.  If, at the Fund’s request, any Indemnified Party should agree to appear in, prosecute, defend or otherwise act in relation to any process or proceeding, either in its own name or in the name of its nominee, that Indemnified Party shall first be indemnified to its satisfaction.

Section 4.5                                   Insurance

The Custodian agrees that during the existence of this Agreement, it shall maintain insurance coverages, at its own expense, on such terms and conditions as the Custodian, in its sole discretion, determines to be adequate against the risk of any losses relating to the nature and scope of its business as a whole, including, but not limited to, the custody services provided in respect of the Property in accordance with this Agreement. The Custodian shall also ensure that its appointed sub-custodians including BNS maintain insurance coverages which, in their respective discretion, do the same. The Custodian shall provide the Fund with at least 30 days’ notice of any cancellation or termination of its or BNS’s insurance coverage.

SECTION 5

AGENTS AND THIRD PARTIES

Section 5.1                                   Agents

The Custodian may appoint Agents (which may be affiliated with or otherwise connected to the Custodian or any subcustodian) to conduct any of the services to be performed by the Custodian as required under the Agreement.

Section 5.2                                   Selection and Monitoring for Agents, Subcustodians and Nominees

The Custodian shall act in accordance with its standard of care set out in Section 4.1 of this Agreement in the selection and monitoring of such Agents and subcustodians.

Section 5.3                                   Liability for Subcustodians, Nominees, Agents and Depositories

Subject to Section 5.5 and Section 5.6 below, if the Fund suffers a loss as a result of any act or omission of a sub-custodian or its nominee, or of any other Agent appointed by the Custodian (rather than appointed by the Manager on behalf of the Fund) and if such loss is directly attributable to the failure of such sub-custodian or its nominee or such other Agent appointed by the Custodian to use reasonable care (whether by reason of negligence, wilful misconduct or lack of good faith) in the provision of any service to be provided by it under this Agreement, then the Custodian shall assume liability for such loss directly, and shall reimburse the Fund accordingly.  Other than as stated above, the Custodian shall be fully protected and absolved from liability howsoever arising from any acts or omissions of sub-custodians or their nominees, or other Agents appointed by the Custodian or appointed by the Manager on behalf of the Fund.

For greater certainty, a Depository is not a subcustodian or agent of the Custodian for the purposes of this Agreement, and the Custodian has no liability for the selection or monitoring of, or the acts or omissions of, Depositories.

Section 5.4                                   Rights, Obligations and Duties of Agents, Subcustodians and Nominees

For greater certainty, any rights, obligations, duties, powers, authorities, benefits, and limitations on liability or responsibility whatsoever granted to the Custodian under this Agreement or conferred upon the Custodian otherwise at law shall be deemed to have been granted to any and all nominees, Agents and subcustodians duly appointed by the Custodian, and in furtherance thereof, any references to “the Custodian” herein shall be construed as references to such nominees, Agents or subcustodians, as the context requires.

Section 5.5                                   Loss from Agent/Subcustodian Insolvency

For greater certainty, the Custodian shall not be responsible for any loss or diminution in respect of any or all Property resulting from the bankruptcy or insolvency of any Agent or subcustodian of the Custodian or resulting from any delay in recovery from or return by such Agent or subcustodian of any Property as a result of such bankruptcy or insolvency and will not be obligated to deliver, transfer, replace, or return to the Fund any Property which cannot be recovered from an Agent or subcustodian which is the subject of a bankruptcy or insolvency, except to the extent that the Custodian fails to meet its standard of care set out in Section 4.1 with respect to the selection and monitoring of such Agent or subcustodian.

Section 5.6                                   Designated Markets

In order to provide services to the Fund pursuant to this Agreement, the Custodian may be required to engage subcustodians in certain markets, which have been identified as being high risk and designated as “Designated Markets” in Schedule “B” to this Agreement. A Designated Market is a market where the risks of engaging a subcustodian or Agent are significantly greater than they would be in more established markets. Accordingly, notwithstanding any other provision of this Agreement, where the Custodian is providing custodial services in Designated Markets (whether directly or through a subcustodian) in respect of the Fund, the Custodian may not be able to accept some of the liabilities for the acts of its subcustodians and Agents which are otherwise contemplated by this Agreement.

Where in accordance with this Agreement, the Custodian engages a subcustodian or Agent in a Designated Market, the Fund acknowledges and agrees that any negligence, wilful misconduct, or lack of good faith of a subcustodian or Agent will not constitute a breach of the standard of care or negligence of the Custodian for purposes of this Agreement. However, for greater certainty, nothing is intended to limit the responsibility of the Custodian under this Agreement for the selection and ongoing monitoring of its Agents and subcustodians.

As necessary from time to time, the Custodian will advise the Manager on behalf of the Fund through written notice of any additions or deletions to Schedule “B” and any such additional market shall be deemed to be a Designated Market for all purposes of this Agreement sixty days following such notification.

For purposes of this Section 5.6 hereof, no Gold Coins shall be held in a Designated Market.

Section 5.7                                   Experts

The Custodian may rely and act upon any statement, report or opinion prepared by or any advice received from the auditor of the Fund from time to time, or from solicitors or other professional advisors of the Fund and shall not be responsible nor held liable for any loss or damage resulting from so relying or acting if the advice was within the area of professional competence of the person from whom it was received, the Custodian acted in good faith in relying thereon and the professional advisor was aware that the Custodian was receiving the advice in its capacity as custodian of the Property and the Custodian acted in good faith in relying thereon.

SECTION 6

REPRESENTATIONS AND WARRANTIES

Section 6.1                                   Fund’s Representations and Warranties

The Fund hereby represents and warrants that it has full power and authority to enter into this Agreement, and to perform all of its obligations hereunder, and more specifically and without limitation:

(a)                            to grant to the Manager the powers and authorities granted to it pursuant to this Agreement, including all powers and authorities in respect of the Fund and any Property credited thereto;

(b)                           to grant to the Custodian the powers and authorities granted to it pursuant to this Agreement, including all powers and authorities in respect of the Fund and any Property credited thereto;

(c )                         to authorize the Custodian to establish one or more Accounts in the name of the Fund with the Custodian;

(d)                           to give Directions in relation to the safekeeping and custody of the Property, and to authorize others to do so where applicable, all in accordance with Section 2; and

(e)                            that it has obtained all of the necessary authorizations to enter into this Agreement .

SECTION 7

AMENDMENT AND TERMINATION OF AGREEMENT

Section 7.1                                   Amendments

This Agreement may be amended at any time and from time to time, in whole or in part, by written agreement of the Fund and the Custodian.

Section 7.2                                   Termination

Either party may at any time terminate this Agreement without any penalty by giving at least 60 days’ prior written notice to the other party of such termination.  Such prior notice is not required and termination will be immediate upon the giving of notice in accordance with Section 2 in the event that;

(a)                                  either party is declared bankrupt or shall be insolvent;

(b)                                 the assets or the business of either party shall become liable to seizure or confiscation by any public or governmental authority;

(c)                                  the Trustee’s and/or the Manager’s powers and authorities to act on behalf of or represent the Fund have been revoked or terminated; or

(d)                                 the Fund’s initial public offering is not completed by December 31, 2011 unless otherwise extended by the Trustee and notified to the Custodian pursuant to Directions.

Section 7.3                                   Delivery of Property on Termination

Except as otherwise provided herein, and subject to the Custodian’s right pursuant to Section 3.4 herein to refrain from delivering any Property while any Obligations remain outstanding, the Custodian hereby agrees upon termination of this Agreement to deliver to or to the order of the Manager on behalf of the Fund, all Property. The Fund hereby agrees to accept delivery of any securities of the same class and denomination in place of those delivered to or acquired by the Fund.

SECTION 8

CONFIDENTIALITY AND SHARING OF INFORMATION

Section 8.1                                   Confidentiality

Subject to section 9.3(a)(vii) of this Agreement, each party shall hold in confidence all information relating to the Property and this Agreement (collectively, the “Confidential Information”) and may only release such Confidential Information to others where required by law, where such Confidential Information was within such party’s possession on a non-confidential basis prior to it being provided to such party, where such Confidential Information is or becomes available to the public, pursuant to Directions (if applicable), or as otherwise agreed between the parties.

Section 8.2                                   Sharing of Information

Without limiting section 8.1, above, the Fund agrees that the Custodian may share, on a need to know basis, with its Agents, service providers, Affiliates, related companies, subsidiaries, parent companies and their respective parent company’s Affiliates, related companies and subsidiaries, the  Fund’s information, including Confidential Information, together with other information for marketing, administration, client services, to prevent fraud, to verify the Manager’s or the Fund’s identity and to prevent money laundering. The Custodian will also provide the Fund’s information, including Confidential Information, to any federal or provincial legal or regulatory body if required by Applicable Law to do so.

The Fund also agrees and acknowledges that it may from time to time be necessary for the Custodian to disclose the Fund’s information, including Confidential Information, to third parties where the Custodian is compelled by law or on demonstration of a legitimate business interest in the best interests of the Fund.

Section 8.3                                   Information Held Outside Canada

In the event that the Custodian is required by the Manager on behalf of the Fund to engage any sub-custodian in the global market, the Fund acknowledges that the Custodian may from time-to-time be required to transfer, store and process the Fund’s information, including Confidential Information, outside Canada. The Fund further acknowledges and agrees that the contractual or other measures that the Custodian may use to protect such information are subject to the legal requirements of the jurisdiction where such information may be transferred, stored or processed, and that the Custodian may be required by law to disclose the Fund’s information, including Confidential Information, to the lawful authorities operating within that jurisdiction.  The Fund  agrees and acknowledges that the Custodian shall in no way be liable or responsible in any way for any damages, costs or expenses whatsoever that the Fund may face as a result of the Custodian being legally obligated to disclose any such Fund information.

SECTION 9

MISCELLANEOUS

Section 9.1                                   Payment out of Property

The Custodian shall pay out of the Property all taxes and other assessments levied or assessed under Applicable Law in connection with the Property or the Fund, and shall withhold from payments out of the Property, all taxes and other assessments required to be so withheld.

Section 9.2                                   Access

The Custodian shall, on reasonable notice and during normal business hours, make available to and permit the officers, employees and agents of the Fund or the Manager, the auditors of the Fund (so long as they are retained by the Fund in that capacity) and such regulatory authorities as may have lawful jurisdiction over the Fund to inspect and make copies of all accounts, books and records maintained by the Custodian in connection with its duties under this Agreement, provided such persons comply with the Custodian’s reasonable requirements as to confidentiality.

Section 9.3                                   Self-Dealing

The Custodian’s services to the Fund are not exclusive and, subject to the limitations otherwise provided in this Agreement on the power and authorities of the Custodian, the Custodian may for any purpose, and is hereby expressly authorized from time to time in its discretion to, appoint, employ, invest in, contract or deal with any individual, firm, partnership, association, trust or body corporate, including without limitation, itself and any partnership, trust or body corporate with which it may directly or indirectly be affiliated or in which it may be directly or indirectly interested, whether on its own account or for the account of another (in a fiduciary capacity or otherwise), without being liable to account therefor and without being in breach of this Agreement.

Without limiting the generality of the foregoing, the Fund hereby authorizes the Custodian to act hereunder notwithstanding that the Custodian or any of its divisions, branches or Affiliates may:

(a)                                  have a material interest in the transaction or that circumstances are such that the Custodian may have a potential conflict of duty or interest including the fact that the Custodian or any of its Affiliates may:

(i)                                     purchase, hold, sell, invest in or otherwise deal with securities or other property of the same class and nature as may be held in the Fund, whether on its own account or for the account of another (in a fiduciary capacity or otherwise);

(ii)                                  act as a market maker in the securities that form part of the Property to which Directions relate;

(iii)                               provide brokerage services to other clients;

(iv)                              act as financial adviser to the issuer of such securities;

(v)                                 act in the same transaction as Agent for more than one client;

(vi)                              have a material interest in the issue of securities that form part of the Property;

(vii)                           use in other capacities knowledge gained in its capacity as custodian hereunder provided that the Fund is not materially adversely affected;

and

(b)                                 earn profits from any of the activities listed herein,

without being liable to account therefor and without being in breach of this Agreement.

Section 9.4                                   Assignment

Subject to Section 9.5, neither this Agreement nor any of the rights or obligations either party hereunder may be assigned to any other person without the prior written consent of the other party.

Section 9.5                                   Successors

Any trust company resulting from the merger or amalgamation of the Custodian with one or more trust companies and any trust company which succeeds to substantially all of the custody business of the Custodian shall thereupon become the successor to the Custodian hereunder without further act or formality.

Section 9.6                                   Survival

The provisions of Sections 3.3, 3.4, 4.3, 4.4, 8, and 9.7 of this Agreement shall survive the termination of this Agreement.

Section 9.7                                   Governing Laws

This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, and the parties hereto irrevocably attorn to the exclusive jurisdiction of the court system of the Province of Ontario.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the day and year first written above.

APMEX PHYSICAL - 1 OZ GOLD REDEEMABLE TRUST by its trustee, COMPUTERSHARE TRUST COMPANY OF CANADA

By:	/s/ David Ha

By:	/s/ Ann Samuel

RBC DEXIA INVESTOR SERVICES TRUST

By:	/s/ Amy Scott

By:	/s/ John Lockbaum